Exhibit 21
Liberty Property Trust
Liberty Property Limited Partnership
Liberty Lehigh Partnership
Liberty Property Philadelphia Limited Partnership
Liberty Property Philadelphia Limited Partnership II
Liberty Property Philadelphia Corporation
Liberty Property Philadelphia Trust
Liberty/Commerz 1701 JFK Boulevard, L.P.
Liberty Property Philadelphia Limited Partnership IV West
Liberty Property Philadelphia Corporation IV East
Liberty Property Philadelphia Corporation IV West
Liberty Property Philadelphia Corporation V
Liberty Property Philadelphia Limited Partnership V
Liberty Property Philadelphia Limited Partnership VI
Liberty Property Philadelphia Trust VI
Liberty Property Development Corp.
Liberty Property Development Corp. II
Liberty Special Purpose Trust
LP Malvern Limited Partnership
LP Malvern LLC
Land Holdings Realty LLC
Rivers Business Commons Associates Limited Partnership
Liberty Property Philadelphia Navy Yard Limited Partnership
Liberty Property Philadelphia Navy Yard Corporation
Liberty Property/Synterra Limited Partnership
Liberty Venture I, LP
Liberty Venture I, LLC
Liberty Illinois, LP
Liberty Illinois Venture, LLC
L/S One Crescent Drive, LP
L/S One Crescent Drive, LLC
L/S Three Crescent Drive, LP
L/S Three Crescent Drive, LLC
L/S 4775 League Island Blvd., LP
L/S 4775 League Island Blvd., LLC
L/S 26th Street North, LP
L/S 26th Street North, LLC
L/S 26th Street South, LP
L/S 26th Street South, LLC
Liberty West Allis, LLC
Liberty Deer Park, LLC
Liberty Delaware, LLC
Liberty Cotton Center, LLC
Liberty Cotton Center II, LLC
Liberty Property Lux, LLC
Annapolis Development, LLC

9755 Patuxent Woods Drive Trust
Perryman 159, L.L.C.
Liberty Stoneridge, LLC
Liberty Durham, LLC
Liberty 600 Industrial, G.P.
Liberty AIPO Limited Partnership
Liberty Washington, LP
Liberty Washington Venture, LLC
Republic 20th Street LLC
Republic Property TRS LLC
Republic Park LLC
RKB CP IV LLC
RKB Lakeside Manager LLC
RKB Lakeside LLC
RKB Corporate Oaks LLC
RPT Presidents Park LLC
Presidents Park I LLC
Presidents Park II LLC
Presidents Park III LLC
RKB Pender LLC
RPLP I LLC
RPT 1425 Investors LP
RPT 1425 Holdings LLC
RPT 1425 New York Avenue LLC
RKB WillowWood Manager LLC
RKB WillowWood LLC
RPB WillowWood I LLC
RPB WillowWood II LLC
Silversword Properties Limited
Cambridge Medipark Limited
Liberty Property Trust UK Limited
Kings Hill Estate Management Company Limited
Rouse Kent (Residential) Limited
Rouse Kent Developments Limited
Rouse Kent (Central) Limited
Rouse Kent (1 Tower View) Limited
Kings Hill Property Management Limited
Kings Hill Residential Estate Management Company Limited
iCO Didsbury Limited
Kings Hill Unit Trust
Liberty Property Trust Lux Sarl
Blythe Valley JV Sarl
BVP I Sarl
BVP II Sarl
Blythe Valley Innovation Centre Ltd.
BVP Management Co. Ltd.